Exhibit 10.93

AMENDMENT NUMBER TWO TO

THE METLIFE PLAN FOR TRANSITION ASSISTANCE FOR OFFICERS

(Amended and Restated Effective January 1, 2010)

THE METLIFE PLAN FOR TRANSITION ASSISTANCE FOR OFFICERS (the “Plan”) is hereby amended, effective November 1, 2011, as follows:

1.	Section 1.4.05 of the Plan is hereby amended by adding the following new Subsection (c) at the end thereof to read as follows:

“Notwithstanding the provisions of Subsection (b)(2) of this Section 1.4.05, with respect to an Employee whose name appears on Schedule 1 of the MetLife Bank Mortgage Supplementary Severance Plan, the circumstances described in such Subsection (b)(2) shall constitute a Discontinuance of Employment.”

2.	Section 1.4.05 of the Plan is hereby amended by adding a new Subsection (d) at the end thereof to read as follows:

“Notwithstanding the provisions of Subsection (b)(4) of this Section 1.4.05, with respect to an Employee whose name appears on (1) Schedule 1 of the MetLife Bank Mortgage Supplementary Severance Plan; (2) Appendix B of the MetLife Bank Enhanced Severance Plan for Fulfillment Employees; (3) Appendix A of the MetLife Bank Enhanced Severance Plan for Officer Corporate Staff; or (4) Appendix A of the MetLife Bank Enhanced Severance and Retention Plan for Officer Servicing Employees, the circumstances described in such Subsection (b)(4) shall constitute a Discontinuance of Employment.”

IN WITNESS WHEREOF, Metropolitan Life Insurance Company has caused this amendment to be executed by an officer thereunto duly authorized on the date noted below the officer’s signature.

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ Lynne E. DiStasio

Name/Title:	Lynne E. DiStasio, Vice President

Date:	7 December 2011

Witness:	/s/ Sophia Gordon